Exhibit 99.1

PRESS RELEASE

ARMADA HOFFLER PROPERTIES REPORTS THIRD QUARTER 2013 RESULTS

Core FFO of $6.6 Million, $0.20 Per Diluted Share

Operating Property Portfolio at 93.3% Average Occupancy

VIRGINIA BEACH, VA, November 8, 2013—Armada Hoffler Properties, Inc. (NYSE: AHH), a full service real estate company, which develops and owns high-quality office, retail and multifamily properties in key Mid-Atlantic markets, today announced its results for the quarter ended September 30, 2013.

Highlights include:

•	Generated Core Funds From Operations (“Core FFO”) of $6.6 million, or $0.20 per diluted share.

•	Average occupancy stable at 93.3% across the operating property portfolio.

•	New and renewal leases executed during the quarter totaling approximately 42,000 square feet in the office and retail property portfolios.

•	Development pipeline of six properties, consisting of approximately 376,000 square feet of office and retail property and 489 multifamily units. The 4525 Main Street development project in the Town Center of Virginia Beach is 45% pre-leased.

•	$81.5 million of new construction loans since the end of last quarter to fund the development pipeline.

•	$25.3 million of new construction contract work executed during the quarter; approximately $59.5 million of total backlog at the end of the quarter.

•	Credit facility capacity increased by $55.0 million to $155.0 million in October 2013.

•	Admiral Joseph W. Prueher, USN (Ret.) unanimously elected to the Company’s board of directors, effective October 24, 2013.

“We are pleased with our performance this quarter and delighted with how well-positioned the Company is following our IPO in May,” commented Louis Haddad, Chief Executive Officer. “We are on track to accomplish what we set out to do this year, including maintaining a stable portfolio and executing on our identified development pipeline. I am extremely pleased with the attractive array of opportunities for the next generation pipeline. We are well-positioned to grow net operating income and create value for our stockholders into the future.”

November 8, 2013

Financial Results

Net income was $1.3 million, or $0.04 per share, for the three months ended September 30, 2013. Core FFO was $6.6 million, or $0.20 per diluted share, for the three months ended September 30, 2013. In addition to the Company’s third quarter 2013 operating results, a reconciliation of Core FFO to GAAP net income can be found on page eight of this release.

Operating Performance

During the third quarter the Company executed one new office lease and five office lease renewals totaling approximately 17,000 square feet and six retail lease renewals totaling approximately 25,000 square feet. At the end of the third quarter, the Company’s office, retail and multifamily property operating portfolios were 93.4%, 93.6% and 92.7% occupied, respectively.

General Contracting Activity

During the quarter, the Company executed approximately $25.3 million of new construction contracts and generated approximately $1.0 million of gross profit on its third party construction contracts. At the end of the third quarter, the Company had total backlog of approximately $59.5 million.

Balance Sheet and Financing Activity

At the end of the third quarter, the Company had total outstanding debt of approximately $247.4 million, including $45.0 million outstanding on its revolving credit facility, as compared to approximately $244.3 million of total debt outstanding as of June 30, 2013. In October 2013, the Company increased the total capacity on its revolving credit facility to $155.0 million by adding six properties to the borrowing base collateral.

In July, the Company closed on a $63.0 million loan to fund the construction of 4525 Main Street and Encore Apartments in the Town Center of Virginia Beach. In October, the Company closed on an $18.5 million loan to fund development of the Whetstone Apartments in Durham, NC.

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November 8, 2013

Dividend

On August 13, 2013, the Company announced that its Board of Directors declared a cash dividend of $0.16 per share on the Company’s common stock for the third quarter of 2013. The dividend was paid on October 10, 2013.

Supplemental Financial Information

Further details regarding operating results, properties and leasing statistics can be found in the Company’s supplemental financial package available at www.ArmadaHoffler.com under the Investor Relations section.

Webcast and Conference Call

The Company will host a webcast and conference call on Friday, November 8, 2013 at 8:30 a.m. Eastern Time to review third quarter ended September 30, 2013 results and discuss recent events. The live webcast will be available through the Investor Relations page of the Company’s website, www.ArmadaHoffler.com, or through www.viavid.com. To participate in the call, please dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of the conference call will be available through December 8, 2013, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 10000728.

About Armada Hoffler Properties, Inc.

Armada Hoffler Properties, Inc. is a full service real estate company with extensive experience developing, building, owning and managing high-quality, institutional-grade office, retail and multifamily properties in attractive markets throughout the Mid-Atlantic United States. The Company has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include comments relating to the current and future performance of the Company’s operating portfolio, the Company’s identified & next generation development

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November 8, 2013

pipelines, the Company’s construction and development business including backlog, and financing activities as well as comments on the Company’s outlook. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s final prospectus related to its IPO, which was filed with the Securities and Exchange Commission on May 9, 2013, and other documents filed by the Company with the Securities and Exchange Commission.

Non-GAAP Financial Measures

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

FFO is a supplemental non-GAAP financial measure. The Company uses FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

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November 8, 2013

Management also believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. Accordingly, the Company further adjusts FFO to arrive at Core FFO, which eliminates certain of these items, including, but not limited to, gains and losses on the extinguishment of debt and non-cash stock compensation expense.

For reference, as an aid in understanding the Company’s computation of FFO and Core FFO, a reconciliation of FFO and Core FFO to net income calculated in accordance with GAAP has been included on page eight of this release.

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November 8, 2013

ARMADA HOFFLER PROPERTIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(dollars in thousands)

(Unaudited)

September 30, 2013
Assets
Real estate investments:
Income producing property	$404,742
Held for development	7,081
Construction in progress	29,091
Accumulated depreciation	(101,920)

Net real estate investments	338,994

Cash and cash equivalents	9,775
Restricted cash	2,966
Accounts receivable, net	17,846
Construction receivables, including retentions	12,619
Construction contract costs and estimated earnings in excess of billings	1,452
Other assets	23,199

Total Assets	$406,851

Liabilities and Equity
Secured debt	$247,356
Accounts payable and accrued liabilities	6,970
Construction payables, including retentions	26,162
Billings in excess of construction contract costs and estimated earnings	2,270
Other liabilities	16,142

Total Liabilities	298,900

Equity
Common stock	192
Additional paid-in capital	1,010
Distributions in excess of earnings	(46,195)
Noncontrolling interests in operating partnership	152,944

Total Equity	107,951

Total Liabilities and Equity	$406,851

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November 8, 2013

ARMADA HOFFLER PROPERTIES, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(dollars in thousands, except per share)

(Unaudited)

Three months ended September 30, 2013
Revenues
Rental revenues	$14,899
General contracting and real estate services revenues	21,896

Total revenues	36,795

Expenses
Rental expenses	3,840
Real estate taxes	1,317
General contracting and real estate services expenses	20,907
Depreciation and amortization	3,933
General and administrative expenses	1,638

Total expenses	31,635

Operating income	5,160
Interest expense	(2,598)
Loss on extinguishment of debt	(1,127)
Other expense	(109)

Income before taxes	1,326
Income tax provision	(74)

Net income	$1,252

Per Share:
Basic and Diluted	$0.04

Weighted Average Common Shares and Units:
Basic and Diluted	32,223

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November 8, 2013

ARMADA HOFFLER PROPERTIES, INC.

RECONCILIATION OF NET INCOME TO CORE FUNDS FROM OPERATIONS

(dollars in thousands, except per share)

(Unaudited)

Three months ended September 30, 2013
Net Income	$1,252
Funds From Operations Adjustments: Depreciation and amortization	3,933

Funds From Operations	5,185

Core FFO Adjustments:
Loss on extinguishment of debt	1,127
Non-cash stock compensation	242

Core Funds From Operations	$6,554

Core Funds From Operations per diluted share	$0.20

Common Shares and Units Outstanding	32,223

Contact:

Julie Loftus Trudell

Armada Hoffler Properties, Inc.

Vice President of Investor Relations

Email: JTrudell@ArmadaHoffler.com

Phone: (757) 366-6692

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